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November 13, 1995




Mr. Yves C. Faroudja
Mrs. Isabell Faroudja
Faroudja Laboratories, Inc.
750 Palomar Avenue
Sunnyvale, California 94086

         Re: Purchase of Shares of Common Stock of Faroudja Laboratories, Inc. ("FLI") and Faroudja Research Enterprises Inc. ("FRE") (collectively, the "Companies") by Spencer Trask Holdings, Inc. (the "Buyer") from Yves C. Faroudja and Isabell Faroudja (collectively, the "Sellers")

Dear Mr. and Mrs. Faroudja:

         Set forth below is our mutual agreement regarding our audit and due diligence examination of the Companies, the terms of the purchase of shares of common stock of the Companies, the option to purchase shares of common stock of the Companies and certain other matters.

         1.   AUDIT AND DUE DILIGENCE

              The Buyer shall conduct an audit and due diligence examination of the Companies beginning as promptly as practicable after the execution and delivery of this agreement. In that connection, the Sellers shall cause the Companies to give the Buyer and its representatives full access during normal business hours to the Companies' books, records, properties, employees and professional advisors during the period (the "Audit and Due Diligence period") beginning immediately after the execution and delivery of this agreement and continuing until the close of business on February 9, 1996 (with a 28-day grace period, if requested by the Sellers or the Buyer). During the Audit and Due Diligence Period, the Sellers shall, and shall cause the Companies to, cooperate with the Buyer and its representatives in that audit and due diligence examination, and shall permit a firm of independent accountants selected by the Buyer (the fees and expenses of which shall be borne by the Buyer) to audit the financial statements of the Companies, on behalf of and for the

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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 2



benefit of the Companies, for the two years ended December 31, 1994 and the nine months ended September 30, 1995.

         2.   CONFIDENTIALITY

              During the Audit and Due Diligence period, the Buyer shall maintain the confidentiality of all non-public information it receives regarding the Companies, pursuant to the Confidentiality Agreement executed between the Buyer and FLI on August 8, 1995 (which the parties agree shall be amended to add FRE as a party, to be treated the same as FLI), and thereafter, prior to the Closing, the Buyer shall afford the Sellers the opportunity to review any offering materials the Buyer intends to furnish to prospective investors prior to furnishing such materials; provided that Sellers assume no responsibility or liability for such materials.

         3.   STOCK PURCHASE; OPTIONS; PURCHASE PRICE

              (a) FRE. The Sellers agree to sell and the Buyer agrees to purchase, for a total purchase price of $750,000 payable by Cashier's check at the end of the Audit and Due Diligence Period ("Closing"), and "Closing Date" being defined as the date of the Cashiers' check:

                   (i) 960,490 shares of common stock in FRE (which will comprise 37.5% of the FRE common stock, without giving effect to shares which are issuable or which may be issued pursuant to the Stock Plans); and

                   (ii) an option (with the shares purchasable under the option to be held in escrow by attorneys for the Sellers on mutually agreed upon terms) (the "FRE Options"), exercisable not later than twelve months after the Closing, to purchase or cause to be purchased from the Sellers an additional 960,491 shares of common stock in FRE (which will comprise an additional 37.5% of the FRE common stock, without giving effect to shares which are issuable or which may be issued pursuant to the Stock Plans) for $750,000 payable by Cashier's check structured to avoid the possibility of such payment being treated as a dividend.

         At the Closing, and, in the event of the exercise of the FRE Option, upon the exercise of the FRE Option, the Sellers shall deliver to the Buyer, free and clear of all liens, encumbrances, security interests and other adverse claims and agreements of any kind, stock certificates representing the shares being sold. Sellers currently own 1,964,812 shares of


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 3


common stock and 596,496 shares of preferred stock in FRE. Prior to the Closing, Sellers will convert each share of preferred stock into a share of common stock. There also is outstanding a warrant issued to a consultant for the purchase of 98,246 shares of common stock of FRE, the exercise of which will dilute proportionately the Buyer and the Sellers.

              (b) FLI. The capitalization of FLI immediately prior to the Closing will consist of 9,800,000 shares of Common Stock, all owned by Sellers, and a $4,000,000 demand note held by Sellers (the "Note"). In addition, stock options to purchase up to 1,000,000 shares of common stock in FLI (which number includes those already granted), and other mutually acceptable arrangements for new employees ("Stock Plans"), will dilute proportionately all parties. At the Closing and thereafter, the Stock Plans will remain in effect.

                   (i) FLI agrees to sell and the Buyer agrees to purchase, for a total purchase price of $4,000,000 payable by Cashier's Check at the Closing, an aggregate of 1,507,692 newly issued shares of Common Stock of FLI.

                   (ii) FLI agrees to discharge the Note in full to Sellers immediately following the Closing.

                   (iii) The Sellers agree to sell and the Buyer agrees to purchase, for a total purchase price of $7,250,000, payable by Cashier's check at the Closing, an aggregate of 2,732,692 shares of Common Stock of FLI currently held by the Sellers.

                   (iv) The 4,240,384 shares of Common Stock of FLI to be held by Buyer following its purchases, under clauses (i) and (iii) above will represent 37.5% of the FLI common stock, without giving effect to shares which are issuable or which may be issued pursuant to the Stock Plans.

                   (v)  The Sellers also agree to grant to Buyer an option
(with the shares purchasable under the option to be held in escrow by attorneys for the Sellers on mutually agreed upon terms) (the "FLI Option"), exercisable not later than twelve months after the Closing, to purchase or cause to be purchased from the Sellers an additional 4,240,385 shares of common stock in FLI (which will comprise an additional 37.5% of the FLI common stock without giving effect to shares which are issuable or which may be issued pursuant to the Stock Plans) for $11,250,000 payable by Cashier's check structured to avoid the possibility of such payment being treated as a dividend.


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 4


         At the Closing, and, in the event of the exercise of the FLI Option, upon the exercise of the FLI Option, the Sellers shall deliver to the Buyer, free and clear of all liens, encumbrances, security interest and other adverse claims and agreements of any kind, stock certificates representing the shares being sold.

              (c) The FRE Option and the FLI Option are only exercisable together and in full, on an all or nothing basis.

              (d) The parties agree to cooperate in structuring the payment terms in the most tax advantageous manner for the Sellers, provided that such does not significantly alter the assets or liabilities of the Companies.

         4.   CONDITIONS

              The Closing is subject to the following conditions: The Buyer must be satisfied in its sole discretion from its review of the completed audit and its due diligence examination that there are not material adjustments to be made to the balance sheets or the income statements of the Companies (as presented by the Seller), that there are not material adverse facts about the Companies or their businesses or prospects, the Buyer has obtained financing satisfactory to it to close, and the Buyer is satisfied that no material adverse changes in the Companies' operations or prospects have occurred or can reasonably be foreseen.

         5.   DUTIES AND OBLIGATIONS OF SELLERS

              During the Audit and Due Diligence Period, and thereafter following the Closing until the earlier of the expiration or exercise of the Option referred to in paragraph 3 above, the Seller shall ensure that the Companies comply with the following provisions (any of which may be waived with the prior written consent of the Buyer):

              (a) The Companies shall operate their businesses in the ordinary course.

              (b) The Sellers shall promptly notify the Buyer of, and furnish it any information it may reasonably request with respect to the occurrence or existence of, any event or facts that could reasonably be expected to result in a material adverse change in the Companies' businesses or prospects.


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 5


              (c) Other than in the ordinary course of business and consistent with past practice, the Companies will not grant or agree to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its current employees or any specific increase to any current employee, or provide for any new employment benefits to any of its current employees or any increase in any existing benefits without the prior written consent of the Buyer and such consent shall not be unreasonably withheld. The foregoing shall not restrict use of the Stock Plans by the Companies.

              (d) The Companies will not declare, set aside or pay any dividends or other distributions in respect of their capital stock or their securities, redeem, purchase or otherwise acquire any of their capital stock or their securities, issue sell or encumber any shares of their capital stock or other securities (except pursuant to the Stock Plans or as contemplated in paragraph 3), enter into any merger or consolidation agreement or change their authorized capital stock.

              (e) The Companies will not sell, assign, voluntarily encumber, grant a security interest in or license with respect to, or dispose of, any of their assets or properties, tangible or intangible, or agree to incur any liabilities, except for sales and dispositions made or liabilities incurred in the ordinary course of their businesses.

         6.   OTHER MATTERS

              It is understood that additional management of the Companies will be recruited by the Buyer, subject to the Sellers' approval, including a Marketing Manager and eventually a CEO, to ensure that Isabell and Yves may be able to spend no less than 1/4 and 1/2 of their time, respectively, during 1996 and 1/8 and 1/3 of their time, respectively, during 1997 working in the Companies' interest either at the Sunnyvale facility or from an office to be established abroad. Sales and research efforts will be carried out by the Sellers from an office to be established in France once the Sellers are comfortable with the additional management team.

              Compensation for Yves' and Isabell's services will be as follows:

                   1996:          Yves           $100,000
                                  Isabell        $ 18,750

                   1997:          Yves           $ 66,600
                                  Isabell        $ 10,000


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 6


              In addition, two company cars will be at Yves' and Isabell's disposal for the duration of the employment period, which shall be sold to the Faroudja family at blue book value at the end of the employment period. The medical and dental group insurance will cover the Faroudja family during that period and Yves and Isabell will be entitled to continue to participate in other employee benefits.

              In the event the Buyer does not exercise the Option and a new buyer offers to purchase all or part of the Sellers' remaining capital stock in the Companies, the Buyer shall have the right to "tag along" on a pro rata basis with respect to such sale. Furthermore, in the event the Buyer receives any offer to sell all or part of its capital stock in the Companies, the Sellers shall have a similar right to "tag along" on a pro rata basis with respect to any such sale.

              It is agreed that royalties being received by the Sellers for license agreements signed prior to December 31, 1990 and relating to inventions by the Sellers are not assets of the Companies. The license agreements underlying these royalties shall be enumerated in the Closing documents. The Companies will have a royalty-free license with respect to those inventions and all future inventions made by the Sellers prior to December 31, 1997 relevant to the Companies' businesses. In addition, the Companies shall have a right of first refusal to license or otherwise use and acquire inventions by the Sellers which are relevant to the Companies' businesses and that arise within 5 years of the Closing. A renewable year-to-year Consulting Agreement containing a right of first offer concerning future inventions by the Seller and an appropriate consultant fee will be negotiated.

              The Buyer shall use all reasonable efforts to effect a registered public offering of the Companies' stock.

         7.   OTHER TRANSACTIONS

              During the Audit and Due Diligence Period, and thereafter following the Closing until the earlier of the expiration or exercise of the Option, the Sellers shall not, and shall not authorize or permit any of their representatives or agents or representatives or agents of the Companies to, directly or indirectly, (a) initiate contact with any other person or entity in an effort to solicit any financing, acquisition or similar transaction with respect to the Companies, (b) cooperate with, or furnish or cause to be furnished any non-public information concerning the Companies to any other person or entity in connection with any financing, acquisition or similar transaction with respect to the Companies, (c) negotiate with any other person or entity with respect to any financing, acquisition or similar transaction


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 7


with respect to the Companies or (d) enter into any agreement or understanding with the intent to effect any financing, acquisition or similar transaction with respect to the Companies. The Sellers shall immediately give written notice to the Buyer of the details of any such proposed transaction by any other person or entity of which they become aware.

         8.   BOARD OF DIRECTORS

              At the Closing, the Sellers shall cause Kevin Kimberlin to be elected to the board of directors of each of the Companies. Following the Option exercise, the Buyer shall take all necessary action to cause Yves
Faroudja to continue to be a director of each of the Companies.   The preceding
sentences shall remain in effect until the tenth anniversary of the Closing as long as the Buyer and the Sellers continue to own shares in the Companies sufficient to effect the foregoing sentences.

         9.   FURTHER ASSURANCES

              The Buyer and Sellers shall take such further action, and execute and deliver such further documents, as either party may reasonably request to carry out the specific purposes of the agreement.

         10.  TERMINATION

              If the Closing does not occur by February 9, 1996 (or within the 28-day grace period referred to in paragraph 1), unless such date is mutually extended in writing by the Buyer and the Sellers, this agreement and all rights and obligations (other than pursuant to paragraph 2) shall terminate (but no such termination shall relieve a party of liability for any breach prior to termination).

         11.  ASSIGNMENT

              This agreement and the rights and obligations hereunder may not be assigned or transferred in any manner, except that the Buyer may assign this agreement to an affiliated company controlled by the Buyer, which shall be bound by all of the terms of this agreement (but no such assignment shall relieve the Buyer of its liability and obligations under this agreement).


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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 8


         12.  GENERAL

              (a) With respect to compliance with the Securities Act of 1933, as amended (the "Act"), the Buyer represents that the shares of the Companies at the Closing and Option exercise will be acquired by the Buyer in compliance with the Act and without any intention of reselling or distributing any of such shares, except in accordance with the provisions of the Act and the applicable rules and regulations promulgated thereunder.

              (b) This agreement constitute the full and entire understanding and agreement between the parties with respect to the subject hereof. This agreement and any term may only be amended or waived by a written instrument signed by all parties.

              (c) This agreement shall be governed by and interpreted in accordance with the laws of the State of California.

              (d) All notices permitted or required under this agreement shall be in writing and shall be delivered in person, or, if mailed, by first class, registered or certified mail, postage pre-paid, or sent by courier, to the address of the party specified at the beginning or end of this agreement or such other address as a party may specify in writing.

         If the foregoing accurately reflects our mutual agreement, please indicate by signing below.

         Executed this 16 day of November, 1995.


                                  THE BUYER:

                                  SPENCER TRASK HOLDINGS, INC.


                                  By: /s/ Kevin B. Kimberlin
                                      ------------------------------------
                                          Kevin B. Kimberlin



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Mr. and Mrs. Faroudja
November 13, 1995                                                        Page 9


         Executed this 16 day of November, 1995.


                                  THE SELLERS:


                                  /s/ Yves C. Faroudja
                                  ----------------------------------------

                                  /s/ Isabell Faroudja
                                  ----------------------------------------